SECURITIES PURCHASE AGREEMENT


            THIS SECURITIES PURCHASE AGREEMENT, dated as of April 6, 1998, is entered into by and between ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD., a Delaware corporation, with headquarters located at 200 East Palmetto Park Road, Suite 200, Boca Raton, Florida 33432 (the "Company"), and the undersigned (the "Buyer").

                              W I T N E S S E T H:

            WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

            WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, 5% Convertible Preferred Stock, $.001 par value per share (the "Convertible Preferred Stock"), of the Company which will be convertible into shares of Common Stock, $.001 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Preferred Stock, and subject to acceptance of this Agreement by the Company;

            NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

            a. Purchase; Certain Definitions. (i) The undersigned hereby agrees to purchase from the Company shares of the Convertible Preferred Stock in the amount set forth on the signature page of this Agreement (the "Initial Preferred Stock"), out of a total offering of $3,000,000 of such Convertible Preferred Stock, and having the terms and conditions set forth in the Certificate of Designations, Voting Powers, Preferences and Rights to the Certificate of
Incorporation of the Company attached hereto as Annex I (the "Certificate of Designations"). The purchase price for the Initial Preferred Stock shall be as set forth on the signature page hereto (the "Purchase Price") and shall be payable in United States Dollars.

               (ii) As used herein, the term "Preferred Stock" means the Initial Preferred Stock and the Additional Preferred Stock (as defined below), together with all shares, if any, of the Convertible Preferred Stock issued as dividends thereon, unless the context otherwise requires.

               (iii) As used herein, the term "Securities" means the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

            b. Form of Payment. The Buyer shall pay the purchase price for the Initial Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions"). No later than the Closing Date (as defined below), the Company shall deliver one or more certificates representing the Initial Preferred Stock duly executed on behalf of the Company (collectively, the "Certificate") to the Escrow Agent. By signing this Agreement, the Buyer and the Company, and subject to acceptance by the Escrow Agent, each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

            c. Method of Payment. Payment into escrow of the Purchase Price for the Initial Preferred Stock shall be made by wire transfer of funds to:

            Bank of New York
            350 Fifth Avenue
            New York, New York 10001

            ABA# 021000018
            For credit to the account of Krieger & Prager, Esqs.
              - Shaar Fund Ltd.
            Account No.:   637-1657965

Not later than 1:00 p.m., New York time, on the date which is one (1) New York Stock Exchange trading day after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the aggregate purchase price for the Initial Preferred Stock, in immediately available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment shall allow the Company to cancel this Agreement.

            d. Escrow Property. The Purchase Price and the Certificate delivered to the Escrow Agent as contemplated by Sections 1(b) and (c) hereof are referred to as the "Escrow Property."


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
            2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

            The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

            a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement (as that term is defined in the Registration Rights Agreement defined below), the Buyer is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Converted Shares") for its own account for investment or as Agent for other "accredited investors", and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

            b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

            c. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock representing the Converted Shares (such Common Stock sometimes referred to as the "Shares") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

            d. The Buyer understands that the Initial Preferred Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock.

            e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Initial Preferred Stock and the offer of the Shares which have been requested by the Buyer, including Annex V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the

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
opportunity to obtain and to review the Company's (i) the Company's annual report on Form 10-K for the year ending December 31, 1996, (ii) the Company's quarterly report on Form 10-Q for the quarterly period ending September 30, 1997 (the "SEC Reports"); and the Buyer understands that its investments in the Shares involves a high degree of risk;

            f. The Buyer understands that its investment in the Securities involves a high degree of risk.

            g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

            h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

            i. Notwithstanding the provisions hereof or of the Preferred Stock, in no event (except (i) with respect to an automatic conversion of the Preferred Stock as provided in the Certificate of Designations or (ii) if the Company is in default of any of its obligations under the Preferred Stock or any of the Transaction Agreements, as defined below) shall the holder be entitled to convert any Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso.

            3. COMPANY REPRESENTATIONS, ETC.

                          The Company represents and warrants to the Buyer that:

            a. Concerning the Preferred Stock and the Shares. The Convertible Preferred Stock has been duly authorized and, when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock or the Shares.

            b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on the NASDAQ/SmallCap market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

            c. Authorized Shares. The Company has at April 1, 1998, _________ shares of Common Stock outstanding, and has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock and exercise of the Warrants at [75% of Market Price on 1st Closing Date]. The Conversion Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Preferred Stock in accordance with its terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

            d. Securities Purchase Agreement; Registration Rights Agreement and Stock. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Preferred Stock, and the Registration Rights Agreement, when executed and delivered by or on behalf of the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject, as to enforceability, to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

            e. Non-contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) except as disclosed in Annex V, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock (except as herein set forth), (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative


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
agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) any listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

            f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

            g. SEC Filings. None of the Company's SEC Reports contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Except as set forth on Annex V hereto, the Company has since October 1, 1996 timely filed all requisite forms, reports and exhibits thereto with the SEC.

            h. Absence of Certain Changes. Since December 31, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in Annex V or in the Company's SEC Reports. Since December 31, 1998, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

            i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Reports), that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements").

            j. Absence of Litigation. Except as set forth in Annex V hereto, and in the Company's SEC Reports, which the Buyer has reviewed, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition. results of operation or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

            k. Absence of Events of Default. Except as set forth in Annex V hereto and Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

            l. Prior  Issues.  Except as set forth in Annex V, during the twelve
(12) months preceding the date hereof, the Company has not issued any Common Stock or convertible securities in capital transactions which have not been fully disclosed in the Company's filings with the SEC. All such issuances have been fully converted into shares of common stock and there are no outstanding unconverted debt or convertible securities from those transactions.

            m. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Reports or those incurred in the ordinary course of the Company's business since December 31, 1998, and which, individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, taken as a whole. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

            n. No Default.  The Company is not in default in the  performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

            o. No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since June 1997, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.


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
            p. Dilution. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

            4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

            a. Transfer Restrictions. The Buyer acknowledges that (1) the Preferred Stock has not been and is not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

            b. Restrictive Legend. The Buyer acknowledges and agrees that the Preferred Stock and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold pursuant to an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

            THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

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
            c. Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

            d. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

            e. Reporting Status. So long as the Buyer beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

            f. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow agent fees in connection with the sale of the Preferred Stock) for general capital purposes and acquisitions, but shall not, directly or indirectly, use such proceeds for investment in any other affiliate or to repay debt to affiliates.

            g. Future Purchases. (i) The Company unconditionally and irrevocably agrees to issue, if the Buyer desires to purchase, up to an additional $2,500,000 liquidation amount of Preferred Stock (the "Additional Preferred Stock") in three tranches of $500,000 ("Tranche 2"), $1,000,000 ("Tranche 3"), and $1,000,000 ("Tranche 4") (the "Additional Tranches"), on the terms and subject to the conditions hereinafter provided.

            (ii) The closing for each Additional Tranche shall occur on a date (the "Additional Closing Date"), which date shall be not later than (a) thirty
(30) days after the effectiveness of the Company's listing on the American Stock Exchange as to Tranche 2; (b) ninety (90) days after the Closing of Tranche 2 as to Tranche 3; (c) one hundred and eighty (180) days after the Closing of Tranche 2 as to Tranche 4; or (d) as otherwise mutually agreed upon by the Company and the Buyer. The closing of the Additional Tranche shall be conducted upon the same terms and conditions as those applicable to the Initial Preferred Stock..

            (iii) On each Additional Closing Date, (A) the Registration Statement required to be filed under the Registration Rights Agreement shall continue to be effective, (B) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making each such representation and warranty as of such date), and
(C)


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
there shall have been no material adverse changes (financial or otherwise) in the business or conditions of the Company from the Closing Date through and including in the Additional Closing Date (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making such representation and warranty as of such date), and the Common Stock issuable upon conversion of the Additional Preferred Stock and upon exercise of the Additional Warrants, together with the Common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants previously issued will not at a conversion or exercise price equal to 75% of the Market Price on such Additional Closing Date, result in the issuance of more than 20% of the Company's outstanding Common Stock in accordance with NASDAQ Rule 4310(c)(25)(H)(i)(d)(2), or any similar rule of a securities exchange on which the Common Stock may then be listed ("Cap Regulations").

            (iv) The term "Market Price of the Common Stock" means, the closing bid price of the Common Stock as reported, at the option of the Buyer, by Bloomberg, LP or the National Association of Securities Dealers.

            h. Certain Agreements. (i) The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party until the earlier of the date which is two hundred ten (210) days after the effectiveness of the Company's listing on the American Stock Exchange.

            (ii) The provisions of subparagraph (g)(i) will not apply to (w) Common Stock issued pursuant to Rule 144, provided the holder thereof holds such Common Stock for at least one year from the date of issuance; (x) a secondary public offering of shares of Common Stock at market; (y) an offering of convertible debentures at market or above; or (z) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition or the exchange of the capital stock for assets, stock or other joint venture interests; provided, such securities would not be included in the Registration Statement relating to the Shares and a registration statement in respect of such stock shall not be filed prior to sixty (60) days after the Effective Date.

            (iii) The term "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as defined in the Registration Rights Agreement).

            (iv) In the event the Company breaches the provisions of this P. 4(h), the Conversion Price shall be amended to be the lesser of 68% of the lowest five (5) day average closing bid for the twenty-five (25) days prior to the Conversion Notice, but at no time in excess of 100% of the five (5) day average bid price prior to Closing, and Purchaser may require the Company to immediately redeem all outstanding Preferred Stock in accordance with Section 4(k)(y).

            (v) Limitations on Conversion. (a) Solely with respect to the Initial Preferred

Stock, if the closing bid price of the Common Stock on the last trading day immediately preceding the date of delivery of a Notice of Conversion is less than $1.50 per share or as adjusted (as herein defined) (such notice date being the Limitation Notice Date), then the number of shares of 5% Convertible Preferred Stock which may be converted by the holder requesting conversion, shall be limited to an amount which does not exceed an aggregate of twenty (20%) percent of the amount of shares of 5% Convertible Preferred Stock initially purchased by the requesting holder (such limitation being the "Conversion Limitation"). The Conversion Limitation shall be for a period of thirty (30) calendar days commencing on the Limitation Notice Date (the "Limitation Period"). The Conversion Limitation shall be measured as of each notice date, notwithstanding the fact that the closing bid price may be greater than $1.50 per share (or as adjusted) subsequent to the Limitation Notice Date.
Notwithstanding anything to the contrary contained herein, the Conversion Limitation of this paragraph shall not be applicable for more than three (3) Limitation Periods with respect to any shareholder.

            (b) Solely with respect to the Additional Preferred Stock, if the closing bid price of the Common Stock on the ten (10) trading days immediately preceding the date of delivery of a Notice of Conversion is less than $1.50 per share or as adjusted (as herein defined) (such notice date being the Limitation Notice Date), then the number of shares of 5% Convertible Preferred Stock which may be converted by the holder requesting conversion at a Market Price of $1.50, shall be limited to an amount which does not exceed an aggregate of fifty (50%) percent of the amount of shares of 5% Convertible Preferred Stock initially purchased by the requesting holder (such limitation being the "Conversion Limitation"), and the holder may require that the balance of the shares under such Notice of Conversion be redeemed at the Original Issue Price plus all unpaid and accrued dividends.

            i. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield two hundred percent (200%) of the number of shares of Common Stock issuable at conversion and upon exercise of the Warrants as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock for all outstanding shares of Preferred Stock and upon exercise of the Warrants.

            j. Warrants. The Company agrees to issue to Buyer at each Closing, transferable divisible warrants with cashless exercise provisions (the
"Warrants") for 45,000 shares of Common Stock per $1,000,000 pro rata. Such Warrants shall bear an exercise price per share of Common Stock as follows: 120% of the Market Price on the Initial Closing Date, and shall be exercisable immediately upon issuance, and for a period of three (3) years thereafter, in the form annexed hereto as Exhibit VI, together with piggy-back registration rights, and demand registration rights under the Registration Rights Agreement.

            k. Limitation on Issuance of Shares. The Company may be limited in the number of shares of Common Stock it may issue by the "Cap Regulations". Without limiting the other provisions thereof, the Preferred Stock shall provide that (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Preferred Stock and/or exercise of the Warrants without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Cap Regulations, the holder of Preferred Stock and Warrants which can not be converted as result of the Cap Regulations (each such share, an "Unconverted Preferred Stock") shall have the option, exercisable in such holders' sole and absolute discretion, to elect either of the following remedies:

               (x) require the Company to issue shares of Common Stock in accordance with such holder's notice of conversion at a conversion purchase price equal to the average of the closing bid price per share of Common Stock for the five (5)
         consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) preceding the date of notice of conversion; or

               (y)  require  the  Company to redeem  each  Unconverted
         Preferred  Stock  for an  amount  in  cash  (the  "Redemption
         Amount") equal to:


                              V                 x        M
                             --
                             CP
where:

               "V" means the principal of an Unconverted Preferred Stock plus any accrued but unpaid interest thereon;

               "CP" means the conversion price in effect on the date of redemption (the "Redemption Date") specified in the notice from the holder of the Unconverted Preferred Stock electing this remedy; and

               "M" means the highest closing bid price per share of the Common Stock during the period beginning on the Redemption Date and ending on the date of payment of the Redemption Amount.

The Preferred Stock shall contain provisions substantially consistent with the above terms, with such additional provisions as may be consented to by the Buyer. The provisions of this paragraph are not intended to limit the scope of the provisions otherwise included in the Preferred Stock. Additionally, the Company may redeem all or less than all, upon twenty (20) days prior written notice during the one (1) year period after the Initial Closing Date, at the Redemption Premium.

            5. TRANSFER AGENT INSTRUCTIONS.

            a. Promptly following the delivery by the Buyer of the aggregate purchase price for the Initial Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

            b. (i) The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company and delivering within three (3) business days thereafter, the original Notice of Conversion and the certificates representing the Preferred Stock being converted to the Company by express courier, with a copy to the transfer agent.

            (ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Preferred Stock after the Effective Date, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that is received by the Company on or before such specified date. The Conversion Date for any mandatory conversion at maturity shall be the Maturity Date of the Preferred Stock.

            (iii) The Company will transmit the certificates representing the Converted Shares issuable upon conversion of any Preferred Stock (together with Preferred Stock not being so converted) to the Buyer via express courier, by electronic transfer or otherwise, within five (5) business days after receipt by the Company of the original Notice of Conversion and the certificate representing the Preferred Stock being converted (the "Delivery Date").

            c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where

"No.  Business  Days Late" is defined as the number of business days beyond five
(5) business days from Delivery Date:

                                                  Late Payment For Each 10,000
                                                  of Preferred Stock Liquidation
 No. Business Days Late                           Amount Being Converted
 ----------------------                           ----------------------

           1                                      $100
           2                                      $200
           3                                      $300
           4                                      $400
           5                                      $500
           6                                      $600
           7                                      $700
           8                                      $800
           9                                      $900
          10                                      $1,000
Less than 10                                      $1,000 +$200 for each Business
                                                  Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five (5) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

            d. In lieu of delivering physical certificates representing the unlegended securities issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

            e. The original certificate representing the Preferred Stock shall be delivered by the Buyer to the Company simultaneous with the final Notice of Conversion.

            6. DELIVERY INSTRUCTIONS.

            The Initial Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, on a delivery against payment basis, no later than on the Closing Date.

            7. CLOSING DATE.

            (i) The closing of the issuance and sale of the Initial Preferred Stock shall occur on the date (the "Closing Date") which is the first NYSE trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9 hereof or such other date and time as is mutually agreed upon by the Company and the Buyer. The date of the Additional Closing Date shall be the date specified by either party upon at least five (5) business days' advance notice to the other party; PROVIDED, HOWEVEr, that it shall be a condition of the Additional Closing Date that (i) the conditions of Section 4(g) be satisfied, and (ii) each of the conditions contemplated by Sections 8 and 9 hereof shall have been satisfied or waived on or before such date.

            (ii) Each closing of the purchase and issuance of Preferred Stock shall occur on the Closing Date or the Additional Closing Date, as the case may be, at the offices of the Escrow Agent and shall take place no later than 12:00 Noon, New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

            (iii) Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property only upon satisfaction of the conditions set forth in Sections 8 and 9 hereof.

            8. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            The Buyer understands that the Company's obligation to sell the Preferred Stock on the Closing Date and Additional Closing Dates to the Buyer pursuant to this Agreement is conditioned upon:

            a. The receipt and acceptance by the Buyer of this Agreement as evidenced by execution of this Agreement by the buyer for at least Five Hundred Thousand ($500,000) Dollars in principal amount of Preferred Stock (or such lesser amount as the Company, in its sole discretion, shall determine on the Closing Date);

            b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Preferred Stock in accordance with Section 1(c) hereof;

            c. The accuracy on the Closing Date and each Additional Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and each Additional Closing Date, and the performance by the Buyer on or before the Closing Date and each Additional Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date and each Additional Closing Date;

            d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

            9. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

            The Company understands that the Buyer's obligation to purchase the Preferred Stock on the Closing Date and each Additional Closing Date is conditioned upon:

            a. Acceptance by the Company of this Agreement for the sale of Preferred Stock, as indicated by execution of this Agreement;

            b. Delivery by the Company to the Escrow Agent of the appropriate Preferred Stock in accordance with this Agreement and the warrants within ten
(10) days subsequent to Closing;

            c. The accuracy in all material respects on the Closing Date and each Additional Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and such Additional Closing Date and the performance by the Company on or before the Closing Date and each Additional Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date and such Additional Closing Date, and as to Additional Preferred Stock, the conditions set forth in ss.4j; and

            d. On the Closing Date and each Additional Closing Date, the Buyer having received an opinion of counsel for the Company, dated the Closing Date and each Additional Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in Annex III attached hereto, and on the Initial Closing Date only, the Registration Rights Agreement annexed hereto as Annex IV and the Warrants.

            e. No statute, rule, regulation, executive order, decree, ruling or injunction shall be enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement or the Transaction Documents, and no proceeding or investigation shall have been commenced or threatened which may have the effect of prohibiting or adversely effecting any of the transactions contemplated by this Agreement or the Transaction Documents.

            f. From and after the date hereof to and including the initial Closing Date and each Additional Closing Date, the trading of the Common Stock shall not have been suspended by the SEC, or the NASD and trading in securities generally on the New York Stock Exchange or NASDAQ/SmallCap shall not have been suspended or limited, nor shall minimum prices been established for securities traded on NASDAQ/Small Cap, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the initial Preferred Stock or the Additional Preferred Stock, as the case may be.

            10. GOVERNING LAW: MISCELLANEOUS.

            a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

            b. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

            c. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

            d. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            e. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

            f. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

            g. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

            11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                  (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                  (ii) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                  (iii) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:                ATLANTIC INTERNATIONAL ENTERTAINMENT, INC.
                        200 East Palmetto Park Road
                        Suite 200
                        Boca Raton, Florida 33432
                        ATTN:
                        Telecopier No.: (561) 393-6685
                        Telephone No.: (561) 393-1485

                        with a copy to:

                        Harry Winderman, Esq/
                        2295 Corporate Boulevard, N.W.
                        Suite 140
                        Boca Raton, FL 33431
                        Telecopier No.:  561-241-5266
                        Telephone No.:  561-241-0332

BUYER: At the address set forth on the signature page of this Agreement.

ESCROW AGENT:           Krieger & Prager, Esqs.
                        319 Fifth Avenue
                        New York, New York 10016
                        Telecopier No. (212) 213-2077

            12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and the Purchase Price, and shall inure to the benefit of the Buyer and its successors and assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

NUMBER OF SHARES OF PREFERRED STOCK TO BE PURCHASED:         5,000

AGGREGATE PURCHASE PRICE OF SUCH PREFERRED STOCK:           $500,000.00

                            SIGNATURES FOR ENTITIES

            IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 4th day of April, 1998.


-----------------------------                -----------------------------------
-----------------------------                Printed Name of Subscriber
Address
                                             By: /s/
                                                 -------------------------------
Telecopier No. _________________                (Signature of Authorized Person)

                                             ----------------------------------
--------------------------------             Printed Name and Title
Jurisdiction of Incorporation
or Organization

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

ATLANTIC INTERNATIONAL ENTERTAINMENT, INC.

By:          /s/ Richard Iamunno
             -----------------------------
Title:       President and C.E.O.
             -----------------------------
Date:        04/03/98
             -----------------------------

            ANNEX I                 CERTIFICATE OF DESIGNATIONS

            ANNEX II                JOINT ESCROW INSTRUCTIONS

            ANNEX III               OPINION OF COUNSEL

            ANNEX IV                REGISTRATION RIGHTS AGREEMENT

            ANNEX V                 COMPANY DISCLOSURE MATERIALS

            ANNEX V                 COMPANY DISCLOSURE



                          [TO BE SUPPLIED BY COMPANY]

                                                                        ANNEX IV
                                                                              TO
                                                             SECURITIES PURCHASE
                                                                       AGREEMENT


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of April 6, 1998 (this "Agreement"), is made by and between ATLANTIC INTERNATIONAL ENTERTAINMENT, INC., a Delaware corporation (the "Company"), and the entity named on the signature page hereto (the "Initial Investor").

                              W I T N E S S E T H:

         WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of April 6, 1998, between the Initial Investor and the Company (the "Securities Purchase Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Initial Investor $4,000,000 liquidation preference of 5% Convertible Preferred Stock, par value $.001 per share of the Company (the "Preferred Stock," which term, as used herein shall have the meaning ascribed to it in the Securities Purchase Agreement); and

         WHEREAS, the Company has agreed to issue the Warrants to the Initial Investor in connection with the issuance of the Preferred Stock; and

         WHEREAS, the Preferred Stock is convertible into shares of Common Stock (the "Conversion Shares") upon the terms and subject to the conditions contained in the Certificate of Designations and the Warrants to be issued to the Initial Investor may be exercised for the purchase of shares of Common Stock (the "Warrant Shares") upon the terms and conditions of the Warrants; and

         WHEREAS, to induce the Initial Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Conversion Shares and the Warrant Shares;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         (a) "Investor" means the Initial Investor and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

         (b) "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

         (c) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

         (d) "Registrable Securities" means the Conversion Shares and the Warrant Shares.

         (e) "Registration Statement" means a registration statement of the Company under the Securities Act.

         2. REGISTRATION.

         (A) MANDATORY REGISTRATION. The Company shall prepare and file with the SEC, as soon as possible after the Closing Date, but no later than thirty (30) days following the Closing Date, either a Registration Statement on Form SB-2 or an amendment to any such pending Registration Statement registering for resale by the Investor all of the Registrable Securities, but in no event less than the aggregate number of shares into (i) which the Preferred Stock would be convertible at the time of filing of the Form SB-2 (assuming for such purposes that all shares of Preferred Stock had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such eligibility or conversion had in fact occurred as of such date), and
(ii) which would be issued upon exercise of all of the Warrants at the time of filing of the Form SB-2 [assuming for such purposes that all Warrants had been eligible to be exercised and had been exercised in accordance with their terms, whether or not such eligibility or exercise had in fact occurred as of such date]. Such Registration Statement or amended Registration Statement shall also state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock and the exercise of the Warrants resulting from adjustment in the Conversion Price or the Warrant exercise price, as the case may be, or to prevent dilution resulting from stock splits, or stock dividends. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective no later than ninety (90) days after the Closing Date. If at any time the number of shares of Common Stock into which the Preferred Stock may be converted and which would be issued upon exercise of the Warrants exceeds the aggregate number of shares of Common Stock then registered, the Company shall, within ten (10) business days after receipt of a written notice from any Investor, either (i) amend the Registration
Statement filed by the Company pursuant to the preceding sentence, if such Registration Statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Preferred Stock may currently or in the future be converted and which would be issued currently or in the future upon exercise of the Warrants, or (ii) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement on Form SB-2, as may be appropriate, to register the shares of Common Stock into which the Preferred Stock may currently or in the future be converted and which would be issued currently or in the future upon exercise of the Warrants that exceed the aggregate number of shares of Common Stock already registered. Such Registration Statement shall not include any shares other than the Registrable Securities without the consent of the Investor.

         (B) PAYMENTS BY THE COMPANY.

         (i) If the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC by thirty (30) days after the Closing Date (the "Required Filing Date"), then the Company will make payments to the Initial Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b).

         (ii) If the Registration Statement covering the registrable securities is not effective (a) within the earlier of (1) five (5) days after notice by the SEC that it may be declared effective, or (2) ninety (90) days following the Closing Date (the "Required Effective Date"), or (b) after a suspension period (as defined below), then the Company will make payments to the Initial Investor in such amounts and at such times as shall be determined pursuant to this
Section 2(b).

         (iii) The amount (the "Periodic Amount") to be paid by the Company to the Initial Investor shall be determined as of each computation date (as defined below) and such amount shall be equal to (A) two percent (2%) of the Purchase Price paid by the Initial Investor (the "Purchase Price") for all Preferred Stock then purchased and outstanding pursuant to the Securities Purchase Agreement on the Required Filing Date or the Required Effective date, as the case may be, to the first relevant computation date, and (B) three percent (3%) of the Purchase Price on each Computation Date thereafter. By way of illustration and not in limitation of the foregoing, if the Registration Statement is timely filed but is not declared effective until one hundred sixty-five (165) days after the Closing Date, the Periodic Amount will aggregate eight (8%) percent of the Purchase Price of the Preferred Stock (2% on day 91, plus 3% on days 120 and 150).

                  (iv) Additionally, if (a) the Registration Statement is not filed within sixty (60) days from the Closing Date or (b) the Required Effective Date is greater than one hundred fifty (150) days after the Closing Date, or (c) the effectiveness of the Registration Statement is not maintained during the Registration Period as hereinafter defined, Purchaser may, at its option, require the Company to redeem the Preferred Stock in full, within three (3) days, in cash, in accordance with Section 4(k)(y) of the Securities Purchase Agreement.

                  (v) Each Periodic Amount will be payable to the Investor by the Company in cash or other immediately available funds, upon demand of the Investor.

                  (vi) The parties acknowledge that the damages which may be incurred by the Investor if the Registration Statement is not filed by the Required Filing Date or if the Registration Statement has not been declared effective by the Required Registration Date may be difficult to ascertain. The parties agree that the Periodic Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages and the sole and exclusive remedy of the Investor with respect to such default by the Company.

                  (vii) Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Initial Investor or its counsel if the Company timely forwards to counsel any required documents or in the event all of the Registrable Securities may be sold pursuant to Rule 144 or another available exemption under the Act.

                  (viii) "Computation Date" means (i) the date which is the earlier of (A) thirty (30) days after the Required Filing Date and the Required Effective Date, as the case may be, or (B) the date after the Required Filing Date or the Required Registration Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b)(i) hereof) or declared effective (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be, and (ii) each date which is the earlier of
(A) thirty (30) days after the previous Computation Date or (B) the date after the previous Computation Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b)(i) hereof) or declared effective (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be.

            3. OBLIGATIONS OF THE COMPANY. IN CONNECTION WITH THE REGISTRATION OF THE REGISTRABLE SECURITIES, THE COMPANY SHALL DO EACH OF THE FOLLOWING.

            (a) Prepare promptly, and file with the SEC by the Required Filing Date, a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a) above, and thereafter use its reasonable best efforts to cause each Registration Statement relating to Registrable Securities to become effective by the Required Effective Date and keep the Registration Statement effective at all times until the earliest (the "Registration Period") of (i) the date that is two (2) years after the Closing Date, (ii) the date when the Investors may sell all

Registrable Securities under Rule 144 or (iii) the date the Investors no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

            (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

            (c) The Company shall permit a single firm of counsel designated by the Initial Investors to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

            (d) Notify the Holders of Registrable  Securities to be sold,  their
Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than five (5) days prior to such filing) and (if request by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;
(B) whenever the Commission notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or representatives of the Company receive on its behalf) any oral or written comments from the Commission respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Holders); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish the Holders with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(d) not later than one (1) Business Day in advance of the filing of such responses with the Commission so that the Holders shall have the opportunity to comment thereon.

            (e) Furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

            (f) As promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

            (g) As promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

            (h) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; PROVIDED, HOWEVER, that the Company may not so suspend the right to such holders of Registrable Securities for more than two twenty (20) day periods in the aggregate during any 12-month period ("Suspension Period") with at least a ten (10) business day interval between such periods, during the periods the Registration Statement is required to be in effect;

            (i) Use its reasonable efforts to secure NASDAQ/OTC Bulletin Board authorization and quotation for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

            (j) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

            (k) Cooperate with the Investors who hold Registrable Securities (or, subject to receipt by the Company of appropriate notice and documentation, as may be required by the Securities Purchase Agreement, the Certificate of Designations, the Warrants or this Agreement, securities convertible into Registrable Securities) being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities or securities convertible into Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel; provided, however, that nothing in this subparagraph (j) shall be deemed to waive any of the provisions regarding the conditions or method of conversion of Preferred Stock or exercise of Warrants into Registrable Securities; and

            (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

            4. OBLIGATIONS OF THE INVESTORS. In connection with the Registration
of  the  Registrable   Securities,   the  Investors  shall  have  the  following
obligations:

            (a) It shall be a  condition  precedent  to the  obligations  of the
Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

            (b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

            (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            5. Expenses of Registration. (a) All reasonable expenses (other than underwriting discounts and commissions of the investor and legal fees of counsel to the Investor) incurred in connection with registrations, filings or qualifications pursuant to section 3, including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the company, and a fee for a single counsel for the Investor not exceeding $3,500, shall be borne by the Company.

            (b) Except as and to the extent specifically set forth in Schedule 5(b) attached hereto, neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as and to the extent specifically set forth in Schedule 5(b) attached hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the holders set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

            6. Indemnification. in the event any registrable securities are included in a registration statement under this agreement:

            (a) To the extent  permitted by law, the Company will  indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, an "Indemnified Person" or "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (II) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; or (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Investor will indemnify the Company and its officers, directors and agents against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

            (b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Person or Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Person or Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Person or Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Person or Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action of its final conclusion. The Indemnified Person or Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Person or Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

            7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

            8. Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144;

            (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c)  furnish  to  each  Investor  so  long  as  such  Investor  owns
Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

            9. Assignment of the Registration Rights. The rights to have the Company Register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee of the Registrable Securities (or all or any portion of any Preferred Stock of the Company which is convertible into such securities) permitted or allowable by the terms of the Securities Purchase Agreement only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with or in favor of the Company to be bound by all of the provisions contained herein, a copy of which shall be provided to the Company. The copies referred to in clauses (a) and (d) of the immediately preceding sentence may be redacted to delete certain financial and other details of the transaction between the Investor and the transferee if the same is included in the document to be provided to the Company. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay, or the payments set forth in Section 2(c) hereof.

            10.  Amendment  of  Registration   Rights.  Any  provision  of  this
Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold an eighty (80%) percent interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

            11. Miscellaneous.

            (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. if the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

            (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, Atlantic International Entertainment, Inc., 200 East Palmetto Park Road, Suite 200, Boca Raton, Florida 33432, ATTN:
President, Telecopier No.: (561) 393-6685; with a copy to Harry Winderman, Esq., 2295 Corporate Boulevard, N.W., Suite 140, Boca Raton, Florida 33431, Telecopier
No.: (561) 241-5266; (ii) if to the Initial Investor, at the address set forth under its name in the Securities Purchase Agreement, with a copy to Samuel Krieger, Esq., Krieger & Prager, 319 Fifth Avenue, Third Floor, New York, NY 10016, Telecopier No.: (212) 213-2077; and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b), and shall be effective, when personally delivered, upon receipt and, when so sent by registered or certified mail, four (4) calendar days after deposit with the United States Postal Service.

            (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions.

            (e) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

            (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

            (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            (j) The Company acknowledges that any failure by the Company to perform its obligations under Section 3(a) hereof, or any delay in such performance could result in loss to the Investors, and the Company agrees that, in addition to any other liability the Company may have by reason of such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless the same is the result of force majeure. Neither party shall be liable for consequential damages.

            (k) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      ATLANTIC INTERNATIONAL ENTERTAINMENT, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                      ------------------------------------------


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                           CERTIFICATE OF DESIGNATION
                            PREFERENCES AND RIGHTS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                   ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.

               (Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware)

            ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article Five of its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock designated as Series A Convertible Preferred Stock:

            RESOLVED, that a series of the class of authorized preferred Stock of the Corporation be, and hereby is, created, and that the designation and amount thereof and the voting powers, preferences and qualifications, limitations or restrictions thereof, are as follows.

            (1) Designation and Amount. The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be Four Million (4,000,000). The number of shares of Series A Preferred Stock may be decreased (but not below the number of shares then outstanding) or increased by a certificated executed, acknowledged, filed and recorded in accordance with the General Corporation Law of the State of Delaware setting forth a statement that a specified decrease or increase, as the case may be, thereof had been authorized and directed by a resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation.

            (2) Dividends. The holders of shares of Series A Preferred Stock shall be entitled to receive quarterly, out of any assets legally available therefor, cumulative dividends, at the rate of Five percent (5%) per annum of the Original issue Price of the Series A Preferred Stock (as defined below), payable at the holder's option, in cash or in Common Stock at the Series A Conversion Price (as defined below).

            (3) Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $100.00 for each outstanding share of Series A Preferred Stock (the "Original Issue Price" for the Series A Preferred Stock) and (B) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount of each such holder is otherwise entitled to receive.

            (b) After payment to the holders of the Series A Preferred Stock of the amounts set forth in Section 3(a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

            (c) For purposes of the Section (3), (I) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration, issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) and following which the stockholders of the Corporation immediately prior to such transaction own less than a majority of the voting shares of the surviving corporation or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Preferred Stock to receive at the closing in cash, securities or other property (valued as provided in Section (3)(d) below) amounts as specified in Section (3)(a) above.

            (d) Whenever the distribution provided for in this Section (3) shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determine4d in good faith by the Board of Directors.

            (4) Redemption.

            (a) At any time after the date of issuance of the Series A Preferred Stock and prior the conversion thereof (as provide in Section (6) below), this Corporation may redeem, from any source of funds legally available therefor, some or all of the outstanding Series A Preferred Stock (the date of each such redemption being referred to herein as the "Series A Redemption Date"). The Corporation shall effect such redemptions on the Series A Redemption Date by paying in exchange for each share of Series A Preferred Stock to be redeemed an amount in cash (the "Series A Redemption Price") equal to:

                             V           x        M
                           ----
                            CP

where

            "V" means the Original Issue Price for the Series A Preferred Stock plus any declared but unpaid dividends on such share;

            "CP" means the Series A Conversion Price (as defined in Section 6(a) below); and

            "M" means the highest closing bid price per share of the Common Stock during the period beginning on the Redemption Date and ending on the date of payment of the Series A Redemption Price.

Any redemption effected pursuant to this Section (4)(a) shall be made on a pro-rata basis among the holders of the Series A Preferred Stock in proportion to the share of Series A Preferred Stock then held by them.

            (b) At least 20 days prior to the Redemption Date written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Series A Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Section (4)(c), on or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Series A Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

            (c) From and after the Redemption Date, unless there shall have been a default in payment of the Series A Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Series A Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter by transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

            (d) If on the Redemption Date, the Corporation does not pay the Series A Redemption Price, the holder of Series A Preferred Stock may thereafter convert any or all or part of his Series A Preferred Stock at the lesser of (I) the Series A Conversion Price (as defined in Section 6(a) hereof), or (ii) 78% of the five-day average closing bid price for the Corporation's Common Stock for the five (5) trading days prior to the delivery of the Notice of Redemption.

         (5) Voting Rights. Each holder of shares of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held be each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         (6) Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

             (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to any Redemption date, if any, as may have been fixed in any Redemption Notice with respect to the Series A Preferred Stock, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for the Series A Preferred Stock by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date conversion shall be deemed to have been made (the "Conversion Date"), as specified by the holder of Series A Preferred Stock in his Notice of Conversion (as defined below). The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock (the "Series A Conversion Price") shall be 78% of the lowest not necessarily consecutive three day average closing bid price for the Corporation's Common Stock listed and traded on the NASDAQ/Small Cap market, or such other national securities exchange on which the Corporation's Common Stock is then listed, for the 25-day period prior to the Conversion Date. In no event shall the Series A Conversion Price be less than $1.50 per share of Common Stock.


             (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price three (3) years after the issuance of such share.

             (c) Mechanics of Conversion.

                 (i) Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall telecopy an executed and completed notice (each a "Notice of Conversion") to the Corporation, specifying the number of shares of Series A Preferred Stock to be converted, the Conversion Date, the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and such other information as the Corporation may reasonably request. The holder of Series A Preferred Stock shall deliver within three (3) business days after transmitting the Notice of Conversion by telecopy, the original Notice of Conversion by express courier, with a copy to the Corporation's transfer agent.

                 (ii) The Corporation shall, or its expense, take all actions and use all means necessary and diligent to cause its transfer agent to issue and deliver a certificate or certificates representing the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (together with a certificate or certificates representing the Series A Preferred Stock not being so converted) to such holder of Series A Preferred Stock via express courier, by electronic transfer or otherwise, within three (3) business days of the later of (i) receipt by the transfer agent of the copy of the original Notice of Conversion, and (ii) the Conversion Date (the "Delivery Date").

                 (iii) Conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the second holders or holders of such shares of Common Stock on such date.

                 (iv) The Corporation agrees to pay late payments in the amounts and as set forth herein to the holder of Series A Preferred Stock satisfying the prerequisites for conversion of the Series A Preferred Stock set forth in
Section 6(c)(i) hereof in the event that due entirely to the Corporation's direct or indirect actions or its failure to act (the Corporation's Actions") the transfer agent does not issue and deliver to such holder of Series A Preferred Stock certificates representing the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, in the manner and as set forth in Section 6(c)(ii) hereof, by the Delivery Date. The late payments shall be paid in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five (5) business days from Delivery Date:

                                                Late Payment for each $10,000
                                                Of Preferred Stock Liquidation
          No. Business Days Late                Amount Being Converted
--------------------------------------------------------------------------------

                1                               $100.00
                2                               $200.00
                3                               $300.00
                4                               $400.00
                5                               $500.00
Greater than    5                               $500 + $200 for each Business
                                                Day Late beyond Five (5)
                                                days from Delivery Date

The Corporation shall pay any payments incurred under this subsection in immediately available funds upon demand. Nothing herein shall limit the holder of Series A Preferred Stock from pursing actual damages for the Corporation's Actions resulting in the transfer agent's failing to issue and deliver the Common Stock to such holder of Series A Preferred Stock. Furthermore, in addition to any other remedies that may be available to the holder of Series A Preferred Stock, in the event that delivery of such shares of Common Stock is not made within five (5) business days after the Delivery Date, due to the Corporation's Actions, the holder of Series A Preferred Stock will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Corporation whereupon the Corporation and such holder of Series A Preferred Stock shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion, and the holder of Series A
Preferred Stock may then require the Corporation to immediately redeem all outstanding Series A Preferred Stock in accordance with Section 4 hereof.

                  (v) If, by the relevant Delivery Date, due to the Corporation's Actions, delivery of the shares of Common Stock to be issued upon conversion of the Series A Preferred Stock is not made, and after such Delivery Date the holder of the Series A Preferred Stock purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by such holder of Series A Preferred Stock (the "Sold Shares"). Which delivery such holder of Series A Preferred Stock anticipated to make using the shares of Common Stock to be issued upon such conversion of Series A Preferred Stock (a "Buy In"), the Corporation shall pay to such holder of the Series A Preferred Stock the Buy in Adjustment Amount (as defined below). The "Buy In Adjustment Amount" is the amount equal to the excess, if any, of (x) the holder of Series A Preferred Stock's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) te net proceeds (after brokerage commissions, if any) received by such holder of Series A Preferred Stock from the sale of the Sold Shares. The Corporation shall pay the Buy-In Adjustment Amount to the holder of Series A Preferred Stock in immediately available funds immediately upon demand by such holder of Series A Preferred Stock. By way of illustration and not in limitation of the foregoing, if the holder of Series A Preferred Stock purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock is sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Corporation will be required to pay to such holder of Series A Preferred Stock will be $1,000.

                  (vi) Subject to the completeness and accuracy of the holder of Series A Preferred Stock's representations and warranties herein, upon the conversion of any Series A Preferred Stock by a person who is a non U.S. Person, and following the expiration of any applicable Restricted Period (as those terms are defined in Regulation S), the Corporation shall, at its expenses, take all necessary action (including the issuance of an opinion of counsel) to assure that the Corporation's transfer agent shall issue stock certificates without restrictive legends or stop orders in the name of such holder of Series A Preferred Stock (or its nominee (being a non U.S. Person) or such non U.S. Persons as may be designated by such holder of Series A Preferred Stock) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Nothing in this Section 6, however, shall affect in any way any holder of Series A Preferred Stock's or such nominee's obligations and agreement to comply with all applicable securities laws upon resale of the shares of Common Stock. The remedies set forth in subsections 4(c)(iv), (v) and (vi) shall be cumulative.

                  (vii) In lieu of delivering physical certificates representing the unlegended securities issuance upon conversion, provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the holder of Series A Preferred Stock and its compliance with the provisions contained in this subsection, so long as the certificates therefor do not bear a legend and such holder of Series A Preferred Stock thereof is not obligated to return such certificate for the placement of a legend thereon, the Corporation shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the holder of

Series A Preferred Stock by crediting the account of the Prime Broker of such holder of Series A Preferred Stock with DTC through its Deposit Withdrawal Agent Commission System.

                  (vii) The original certificate or certificates representing the Series A Preferred Stock shall be delivered by the holder thereof to the Corporation concurrently with delivery of the Final Notice of Conversion.

            (d) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section (6) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

            (e) Notice of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its tock any additional shares of stock of any class or series or other rights;
(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any corporation other than the Corporation's subsidiaries, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up:

            Then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock: (1) at least twenty (20) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and
(2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days prior written notice of the date when the same shall take place ( and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

            (f) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

            (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

            (h) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

            (i) Notices.  Any notice  required by the provisions of this Section
(6) to be given to he holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

         (7) Restrictions and Limitations.

            (a) So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least 66 and 2/3% of the then outstanding shares of the Series A Preferred Stock, voting together as a single class:

                  (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purposes) any share or shares of Preferred Stock otherwise than by redemption in accordance with Section (6) hereof or by conversion in accordance with Section (4) hereof;

                  (ii) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any of the Common Stock, provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment;

                  (iii) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series A Preferred Stock as to voting rights, dividend rights, conversion rights, redemption rights or liquidation preferences;

                  (iv) Declare or pay any dividend or make any distribution with regard to any share of Common Stock;

                  (v) Sell, convey, lease or otherwise dispose of all or substantially all of its property or business; liquidate dissolve or wind up the Corporation's business; or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation); or effect any transaction or series of related transaction in which more than 50% of the voting power of the corporation is disposed of (a "Corporate Transaction"), unless the corporation's stockholders of record as constituted immediately prior to such Corporate Transaction will, immediately after such Corporate Transaction, hold at lease a majority of the voting power of the surviving or acquiring entity;

                  (vi) Permit any subsidiary to issue or sell, or obligate itself to issue or sell, except to the Corporation or any wholly owned subsidiary, any stock of such subsidiary;

                  (vii) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock; or

                  (viii) Alter or change the rights, preferences or privileges of the shares of Preferred Stock so as to affect adversely the shares.

         (8) No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

IN WITNESS WHEREOF, ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. has caused this Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock to be duly executed by its President and attested to by its Assistant Secretary and has caused it corporate seal to be affixed hereto this 3rd day of April, 1998.

                           ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD




                           By:_____________________________________________


(Corporate Seal)

                           By:_____________________________________________

ATTEST:


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